UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 2320 Denver, Colorado	80202-3625
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre−commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre−commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

3153200.6

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On May 15, 2014, Earthstone Energy, Inc., a Delaware corporation (“Earthstone” or the “Company”), and Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), entered into an Exchange Agreement (the “Exchange Agreement”).  The Exchange Agreement provides that, upon the terms and subject to the conditions set forth in the Exchange Agreement, Oak Valley will contribute to Earthstone the membership interests of its three subsidiaries, Oak Valley Operating, LLC, EF Non-Op, LLC and Sabine River Energy, LLC, each a Texas limited liability company, inclusive of producing assets, undeveloped acreage and an estimated $138 million of cash, in exchange for the issuance of approximately 9.1 million shares of Earthstone common stock, par value $0.001 per share (the “Common Stock”), to Oak Valley (the “Exchange”).  The specified amount of cash represents existing cash on hand plus $107 million of capital commitments available to Oak Valley from its members in accordance with the terms of its limited liability company agreement.  Following the Exchange, current Earthstone stockholders will own 16% of the Company’s outstanding Common Stock and Oak Valley will own 84% of the Company’s outstanding Common Stock.  The Exchange Agreement and the Exchange have been approved by the board of directors of Earthstone (the “Board”) and the board of managers of Oak Valley.

Stockholders of the Company will be asked to vote on the approval of the issuance of the shares of Common Stock to be issued in the Exchange at a special meeting that will be held on a date to be announced.  In addition, at that meeting, stockholders of the Company will be asked to approve (i) an amendment to the Company’s certificate of incorporation to increase the Company’s authorized capital to 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, and (ii) the approval of a new equity incentive plan authorizing up to 750,000 shares of Common Stock for issuance pursuant to awards under such plan.  In connection with the execution of the Exchange Agreement, Ray Singleton, the Company’s Chief Executive Officer and holder of approximately 26% of the Company’s outstanding Common Stock, entered into a voting agreement whereby Mr. Singleton agreed to vote in favor of the Exchange and the related matters, unless the Exchange Agreement is terminated according to its terms prior to the stockholder meeting.

In addition to the approval of the foregoing matters by the stockholders, the closing of the Exchange is subject to customary closing conditions, including, among others, the listing approval by NYSE MKT of the shares to be issued to Oak Valley, the accuracy of each party’s representations and warranties contained in the Exchange Agreement and each party’s compliance with its covenants and agreements contained in the Exchange Agreement in all material respects.

Earthstone and Oak Valley have made customary representations and warranties in the Exchange Agreement for a transaction of this nature.  Some of the Company’s representations and warranties are qualified by reference to materiality or Material Adverse Effect, as that term is defined in the Exchange Agreement.  The representations and warranties of the parties do not survive termination of the Exchange Agreement or closing of the Exchange.  The assertions embodied in the representations and warranties were made solely for purposes of the Exchange Agreement between the Company and Oak Valley and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms.  Moreover, some of those representations and warranties were made as of a specific date, are subject to a contractual standard of materiality different from those generally applicable to stockholders and that have been used for the purpose of allocating risk between the Company and Oak Valley rather than establishing matters as facts.  The Company’s stockholders are not third-party beneficiaries under the Exchange Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Oak Valley or any of their respective subsidiaries or affiliates.

In addition, the Company has agreed to certain covenants in the Exchange Agreement, including, among other items, (i) to conduct its business in the ordinary course; (ii) subject to certain exceptions, to hold a meeting of its stockholders to consider approval of the issuance of the shares of Common Stock to be issued in the Exchange and the transactions contemplated by the Exchange Agreement; and (iii) subject to certain exceptions, for its Board to recommend approval by the stockholders of the Exchange Agreement and the transactions contemplated therein.  The Exchange Agreement permits Oak Valley to enter into and consummate agreements for the acquisition of oil and gas assets prior to closing, subject to certain restrictions and limitations set forth in the Exchange Agreement.

The Exchange Agreement also contains a non-solicitation provision pursuant to which the Company may not, directly or indirectly, take certain actions to negotiate or otherwise facilitate an “Alternative Proposal,” a term generally defined as an inquiry, proposal or offer relating to a business combination or significant sale transaction by the Company with a person or entity other than Oak Valley.  The Company’s non-solicitation obligations are qualified by “fiduciary out” provisions which provide that the Company may take certain otherwise prohibited actions with respect to an unsolicited Alternative Proposal if the Board determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties and certain other requirements are satisfied.

The Exchange Agreement may be terminated under certain circumstances, including in specified circumstances in connection with a superior proposal.  In connection with the termination of the Exchange Agreement in the event of a superior proposal or following a change by the Board of its recommendation to stockholders, the Company will be required to pay to Oak Valley a termination fee of $1 million.

At closing, the Exchange Agreement requires that the Company enter into a Registration Rights Agreement with Oak Valley pursuant to which the Company will agree to register the shares of Common Stock to be issued to Oak Valley with the Securities and Exchange Commission (“SEC”), subject to the terms and conditions set forth therein.

Assuming the satisfaction of conditions, Earthstone and Oak Valley expect the transaction to close in the third calendar quarter of 2014.

The foregoing description of the Exchange Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Rights Agreement

On May 15, 2014, Earthstone entered into the First Amendment to the Rights Agreement, dated February 4, 2009, pursuant to which the Company changed its rights agent from Corporate Stock Transfer, Inc. to Direct Transfer LLC.  The Rights Agreement dated February 4, 2009 (the “Rights Agreement”) sets forth the terms under which the Company would issue preferred share purchase rights (the “Rights”).

Also on May 15, 2014, immediately prior to the execution and delivery of the Exchange Agreement and the voting agreement, the Company entered into the Second Amendment to the Rights Agreement.  The primary purposes of the Second Amendment to the Rights Agreement are to:

●
Exempt from the definition of Acquiring Person (as defined in the Rights Agreement) any person who would otherwise be deemed an Acquiring Person by virtue of the execution and delivery of the Exchange Agreement entered into on May 15, 2014, between the Company and Oak Valley or by virtue of the execution and delivery of the voting agreement, entered into on May 15, 2014, between Oak Valley and Ray Singleton, or any agreements ancillary to the Exchange Agreement or the voting agreement, or as a result of the approval, announcement or consummation of the transactions contemplated by the Exchange Agreement, the voting agreement or any such ancillary agreements;

●
Exempt from the definition of Shares Acquisition Date (as defined in the Rights Agreement) the execution and delivery of the Exchange Agreement, the voting agreement or any agreements ancillary thereto, the approval or announcement thereof, or the consummation of the transactions contemplated thereby;

●
Exempt from the definition of Distribution Date (as defined in the Rights Agreement) the execution and delivery of the Exchange Agreement, the voting agreement or any agreements ancillary thereto, the approval or announcement thereof, or the consummation of the transactions contemplated thereby; and

●
Cause the Rights to terminate and cease to be exercisable immediately prior to the consummation of the Exchange if such consummation occurs prior to the Final Expiration Date or the Redemption Date (each as defined in the Rights Agreement), and to cause the date of such consummation to be deemed the Final Expiration Date.

The foregoing descriptions of the First Amendment to the Rights Agreement and the Second Amendment to the Rights Agreement are qualified in their entirety by the terms of such amendments, copies of which are filed as Exhibits 4.1 and 4.2, respectively, of the registration statement on Form 8-A/A filed on May 15, 2014 and are incorporated herein by reference.

Additional Information About the Proposed Transaction

In connection with the proposed transaction, Earthstone will file with the SEC a proxy statement that will include important information about both Oak Valley and Earthstone. Earthstone also plans to file other relevant documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED TRANSACTION.  Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting the Company by mail at 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202, or by telephone at (303) 296-3076.

Participants in Solicitation

Earthstone and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Earthstone in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Earthstone’s stockholders in connection with the proposed transaction, including the interests of such persons in the proposed transaction, will be set forth in Earthstone’s definitive proxy statement when it is filed with the SEC.  Investors and security holders can find information regarding Earthstone’s directors and executive officers in Earthstone’s definitive proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 26, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

As discussed in Item 1.01 of this Current Report on Form 8-K, on May 15, 2014, the Company entered into an Exchange Agreement, pursuant to which Earthstone will issue to Oak Valley approximately 9.1 million shares of Common Stock subject to the conditions set forth in the Exchange Agreement.  The issuance of securities is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, among other exemptions.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the amendments to the Rights Agreement discussed in Item 1.01 above is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, the Board adopted the Earthstone Energy, Inc. Employee Severance Compensation Plan (the “Severance Plan”), which will provide benefits to participating employees upon a qualifying termination of employment.  All of the Company’s Denver-based employees have been named participants in the Severance Plan, including the Company’s Chief Executive Officer, Ray Singleton.  The Company’s only other executive officer, who is working for the Company pursuant to a consulting arrangement, has not been named a participant in the Severance Plan.

Under the Severance Plan, participants are entitled to receive certain severance benefits if the following conditions are met: (A) the Exchange or a similar change of control transaction is consummated, and (B) the employee’s employment is terminated by the Company other than for “cause” or due to the participant’s “disability,” or by the employee for “good reason” within one year following such change of control transaction.  The severance benefits include (i) a cash severance payment, the amount of which is equal to a number of weeks of base salary determined based on the employee’s period of service, with a maximum of fifty-two (52) weeks, and (ii) up to nine (9) months of premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).  In the case of Mr. Singleton, the Exchange Agreement contemplates that he would remain employed by the Company following the closing in the capacity of “Executive Vice President – Northern Region.”  If (A) the Exchange or similar change of control transaction is consummated, and (B) Mr. Singleton is terminated by the Company from his new position other than for “cause” or disability, or if he terminates his employment for “good reason,” in each case, within one year following closing, he would be entitled to receive the severance benefits provided in the Severance Plan.  The amount payable to Mr. Singleton would be equal to one year of his base salary, which is currently $231,000, plus the payment of COBRA premiums as described above.  If the Exchange or a similar change of control transaction is not consummated, or if Mr. Singleton is not terminated under the circumstances described above within one year following closing, he will not be entitled to receive any payment under the Severance Plan.

The foregoing description of the Severance Plan is qualified in its entirety by the terms of such plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 15, 2014, the Company issued a press release and posted on its website at www.earthstoneenergy.com an investor presentation relating to the Exchange.  A copy of the press release and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

4.1	First Amendment to Rights Agreement, dated as of May 15, 2014, among Earthstone Energy, Inc., Corporate Stock Transfer, Inc., and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 16, 2014).
4.2	Second Amendment to Rights Agreement, dated as of May 15, 2014, between Earthstone Energy, Inc. and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 16, 2014).
10.1	Exchange Agreement between Earthstone Energy, Inc. and Oak Valley Resources, LLC, dated as of May 15, 2014.
10.2	Earthstone Energy, Inc. Employee Severance Compensation Plan, dated as of May 13, 2014.
99.1	Press Release, dated as of May 15, 2014.
99.2	Investor Presentation, dated as of May 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.
(Registrant)
Date: May 15, 2014	By:	/s/ Ray Singleton
Ray Singleton
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

4.1	First Amendment to Rights Agreement, dated as of May 15, 2014, among Earthstone Energy, Inc., Corporate Stock Transfer, Inc., and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 16, 2014).
4.2	Second Amendment to Rights Agreement, dated as of May 15, 2014, between Earthstone Energy, Inc. and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 16, 2014).
10.1	Exchange Agreement between Earthstone Energy, Inc. and Oak Valley Resources, LLC, dated as of May 15, 2014.
10.2	Earthstone Energy, Inc. Employee Severance Compensation Plan, dated as of May 13, 2014.
99.1	Press Release, dated as of May 15, 2014.
99.2	Investor Presentation, dated as of May 15, 2014.